                                                                    Exhibit 23.3

                                    CONSENT
                                    -------


     We hereby consent to the use of our firm's name and to the references to our Independent Appraisal of the Estimated Proforma Fair Market Value under the headings "Prospectus Summary -- Stock Pricing and Number of Shares to be Issued," "The Conversion -- Stock Pricing and Number of Shares to be Issued" and "Amended Valuation Range," and to the reference to our opinion regarding the value of Subscription Rights under the heading "The Conversion -- Effect of Conversion to Stock Form on Depositors of the Bank -- Tax Effects" in the Application for Approval of Conversion filed by Hopkinsville Federal Savings Bank with the Office of Thrift Supervision, and in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-30215) and the Registration Statement on Form S-1 filed by HopFed Bancorp, Inc. with the Securities and Exchange Commission.



                                           /s/ Steve Clinton
                                 -----------------------------------------------
                                              Steve Clinton, President
                                 NATIONAL CAPITAL COMPANIES, L.L.C.



December 10, 1997